ENTERGY ENTERPRISES, INC.
                       UNCONSOLIDATED BALANCE SHEET
                    AS OF DECEMBER 31, 1996 (UNAUDITED)


                       ASSETS

  PROPERTY
  Furniture and Equipment                                 $      3,614,330.98
  Intangible Assets                                                 24,374.77
                                                          -------------------
       Total Property                                            3,638,705.75
                                                          -------------------
  INVESTMENTS
  Investment in FPN                                                      0.00
  Investment in Entergy EIS, Inc.                              163,500,000.00
  Earnings from Entergy EIS, Inc.                              (85,880,630.97)
  Entergy Operations Services, Inc.                              2,829,518.82
  Other Investments                                                      0.00
  Special Deposits                                                  82,992.39
                                                          -------------------
                                                                80,531,880.24
                                                          -------------------
  CURRENT & ACCRUED ASSETS
  Cash                                                           2,042,513.21
  Working Funds/Travel Advances                                    260,990.22
  Temporary Cash Investments                                             0.00
  Accounts Receivable                                              (15,168.63)
  Accounts Receivable - Associated Companies                    26,308,349.15
  Accrued Interest                                                       0.00
                                                          -------------------
       Total Current and Accrued Assets                         28,596,683.95
                                                          -------------------
  DEFERRED DEBITS
  Accumulated Deferred Income Tax-Fed & State                    9,074,876.34
  Miscellaneous Deferred Debits                                   (980,702.43)
                                                          -------------------
       Total Deferred Debits                                     8,094,173.91
                                                          -------------------
            Total Assets                                     $ 120,861,443.85
                                                          ===================

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                         AS OF DECEMBER 31, 1996
                                (UNAUDITED)


                       CAPITAL

  Common Stock                                              $   57,400,000.00
  Miscellaneous Paid-in Capital                                150,000,000.00
  Retained Earnings                                           (108,951,736.44)
                                                            -----------------
       Total Capital                                            98,448,263.56
                                                            -----------------
                     LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                                               9,295,609.46
  Accounts Payable to Associated Companies                       1,077,669.14
  Taxes Accrued                                                    702,794.11
  Tax Collections Payable                                         (114,978.77)
  Miscellaneous Current & Accrued Liabilities                    5,401,979.84
                                                            -----------------
       Total Current & Accrued Liabilities                      16,363,073.78
                                                            -----------------
                  DEFERRED CREDITS

  Other Deferred Credits                                         6,050,106.51
                                                            -----------------
       Total Deferred Credits                                    6,050,106.51
                                                            -----------------
       Total Liabilities                                        22,413,180.29
                                                            -----------------
            Total Capital & Liabilities                      $ 120,861,443.85
                                                            =================

These are interim financial statements prepared without notes.

                          ENTERGY ENTERPRISES, INC.
                       UNCONSOLIDATED INCOME STATEMENT
                   TWELVE MONTHS ENDED DECEMBER 31, 1996
                               (UNAUDITED)


                       REVENUE

  Services Rendered Non-Associates                       $         303,107.46
  Services Rendered Associates                                  36,370,109.69
  Equity in Earnings of Subsidiaries                           (39,347,048.70)
  Interest Income                                                  165,574.03
  Miscellaneous Income                                          (1,849,332.28)
                                                         --------------------
       Total Revenue                                            (4,357,589.80)
                                                         --------------------
                      EXPENSES

  Salaries, Wages and Benefits                                  18,650,205.95
  Outside Services                                              12,324,987.10
  Rent                                                           1,778,426.47
  Administrative and General                                     8,458,071.40
  Active Development Credit                                     (4,199,340.01)
  Insurance                                                                 -
  Directors' Fees and Expenses                                      27,371.00
                                                         --------------------
       Total Administrative and General Expense                 37,039,721.91
                                                         --------------------
  Taxes Other Than Income                                          221,306.39
  Depreciation and Amortization                                    866,692.33
  Amortization of EIS Organization Costs                            25,227.22
  Miscellaneous Expenses                                            22,347.22
                                                         --------------------
       Total Expenses                                           38,175,295.07
                                                         --------------------
  Interest Expense                                                      45.00
                                                         --------------------
  Income (Loss) Before Income Taxes                            (42,532,929.87)

  Income Taxes - Federal                                           265,910.48
  Income Taxes - State (Benefit)                                    98,269.74
  Provision for Deferred Income Taxes - Federal                 (1,443,680.75)
  Provision for Deferred Income Taxes - State                      110,630.13
                                                         --------------------
  Net Income (Loss)                                            (41,564,059.47)
                                                         ====================

These are interim financial statements prepared without notes.